                                                                    EXHIBIT 99.1

                              CAUTIONARY STATEMENTS

      Certain statements in this Form 10-K/A constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Brightpoint, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risk factors include, without limitation, uncertainties relating to customer plans and commitments, including, without limitation, (i) loss of significant customers or a reduction in prices we charge these customers; (ii) possible adverse effect on demand for our products resulting from consolidation of mobile operator customers; (iii) dependence upon principal suppliers and availability and price of wireless products; (iv) factors that could affect forward-looking statements relating to the resolution of the material weakness with respect to internal controls discussed in Item 9A of the Company's Annual Report on Form 10-K, as amended, including, among other things, the Company's ability to design and maintain policies and procedures which enable the Company to avoid any recurrence of the matters which gave rise to the material weakness; (v) possible adverse effects of future medical claims regarding the use of wireless handsets; (vi) possible difficulties collecting our accounts receivable; (vi) our ability to absorb, through revenue growth, the increasing operating costs that we have incurred and continue to incur in connection with our activities; (viii) lack of demand for our products and services in certain markets and our inability to maintain margins; (ix) our ability to expand geographically on a satisfactory basis, through acquisition or otherwise; (x) potential future losses and capital required in connection with our India business; (xi) uncertainty whether wireless equipment manufacturers and wireless network operators will continue to outsource aspects of their business to us; (xii) our reliance upon third parties to manufacture products which we distribute and reliance upon their quality control procedures; (xiii) our operations may be materially affected by fluctuations in regional demand and economic factors; (xiv) ability to respond to rapid technological changes in the wireless communications and data industry; (xv) access to or the cost of increasing amounts of capital, trade credit or other financing; (xvi) reliance on a third party to manage significant operations in our Asia-Pacific division;
(xvii) investment in sophisticated information systems technologies and our reliance upon the proper functioning of such systems (xviii) ability to manage and sustain future growth at our historical or industry rates and our ability to meet intense industry competition; (xix) effect of hostilities or terrorist attacks on our operations; (xx) our history of significant losses in previous periods; (xxi) the impact that seasonality may have on our business and results;
(xxii) risks of foreign operations, including currency, trade restrictions and political risks in our foreign markets; (xxiii) ability to attract and retain qualified management and other personnel and cost of complying with labor agreements; (xxiv) ability to protect our proprietary information; (xxv) high rate of personnel turnover; (xxvi) our significant payment obligations under certain lease and other contractual arrangements; (xxvii) the potential issuance of additional equity, including our common shares, which could result in dilution of existing shareholders and may have an adverse impact on the price of our common shares; (xxviii) uncertainties regarding the outcome of pending litigation; (xxix) ability to maintain adequate insurance at a reasonable cost and (xxx) existence of anti-takeover measures. Because of the aforementioned uncertainties affecting our future operating results, past performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date these statements were made. The words "believe," "expect," "anticipate," "intend," and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.